SECURE, RELIABLE, HIGH-PERFORMANCE DATA CENTER SOLUTIONS
®2018 CoreSite Realty Corporation, All Rights Reserved

Quarter Ended September 30, 2018

2

CoreSite Reports Third-Quarter 2018 Financial Results Reflecting Revenue Growth of 13.1% Year over Year

DENVER, CO – October 25, 2018

CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced financial results for the third quarter ended September 30, 2018.

Quarterly Highlights

•	Third-quarter total operating revenues were $139.2 million, a 13.1% increase year over year
•	Third-quarter net income per diluted share was $0.52, a 13.0% increase year over year
•	Third-quarter funds from operations (“FFO”) was $1.25 per diluted share and unit, a 13.6% increase year over year
•	Commenced 36,576 net rentable square feet (NRSF) of new and expansion leases representing $5.9 million of annualized GAAP rent at an average rate of $160 per square foot
•	Renewed leases with annualized GAAP rent of $16.2 million, with rent growth of 3.2% on a cash basis and 5.8% on a GAAP basis, and recorded rental churn of 2.5% in the third quarter
•	Executed 120 new and expansion data center leases for 31,330 NRSF, representing $6.1 million of net annualized GAAP rent at an average rate of $193 per square foot

“We continue to execute our core business strategy focused on high-value customer deployments, which favor direct interconnection to networks and cloud on-ramps. We are expanding our customer ecosystem and benefiting from strong organic growth,” said Paul Szurek, CoreSite’s Chief Executive Officer. “Our core retail colocation business continued its consistent leasing performance at good pricing, acquiring valuable new logos and expanding with key strategic customers and we made good progress on construction and development activities which will strengthen our scale leasing to edge deployments over the next eighteen months.”

Financial Results

CoreSite’s net income attributable to common shares was $18.6 million, or $0.52 per diluted share, for the three months ended September 30, 2018, compared to $15.8 million, or $0.46 per diluted share, for the three months ended September 30, 2017. Net income per diluted share decreased 8.8% on a sequential-quarter basis, primarily reflecting seasonally higher property operating and power expenses and depreciation and amortization expense.

CoreSite’s FFO per diluted share and unit was $1.25 for the three months ended September 30, 2018, an increase of 13.6% compared to $1.10 per diluted share and unit for the three months ended September 30, 2017. FFO per diluted share and unit decreased 2.3% on a sequential-quarter basis, again reflecting the seasonally higher property operating and power expenses mentioned above.

Total operating revenues for the three months ended September 30, 2018, were $139.2 million, a 13.1% increase year over year and an increase of 2.0% on a sequential-quarter basis.

Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	3

Quarter Ended September 30, 2018

Commencements and Renewals

CoreSite’s third-quarter data center lease commencements totaled 36,576 NRSF at a weighted average GAAP rental rate of $160 per NRSF, which represents $5.9 million of annualized GAAP rent.

CoreSite’s renewal leases signed in the third quarter totaled $16.2 million in annualized GAAP rent, comprised of 97,682 NRSF at a weighted-average GAAP rental rate of $166 per NRSF, a 3.2% increase in rent on a cash basis and a 5.8% increase on a GAAP basis. The third-quarter rental churn rate was 2.5%.

As a result of renewals and growth in interconnection and power revenues, monthly recurring revenue per cabinet equivalent increased 7.0% over the prior-year period.

Sales Activity

CoreSite executed 120 new and expansion data center leases representing $6.1 million of net annualized GAAP rent during the third quarter, comprised of 31,330 NRSF at a weighted-average GAAP rental rate of $193 per NRSF.

Development Activity

As of September 30, 2018, CoreSite had a total of 160,591 square feet of turn-key data center capacity under construction and had spent $100.7 million of the estimated $281.8 million required to complete the projects, which consist of the following.

Los Angeles – CoreSite had 28,191 square feet of turn-key data center capacity under construction at LA2, which capacity is 100% pre-leased. As of the end of the third quarter, CoreSite had incurred $0.4 million of the estimated $21.0 million required to complete the project and expects to complete construction during the second quarter of 2019.

Reston – CoreSite had 49,837 square feet of turn-key data center capacity under construction at VA3 (Phase 1B), inclusive of 9,837 square feet of an infrastructure building to support this phase of the data center campus. As of the end of the third quarter, CoreSite had incurred $56.7 million of the estimated $110.0 million required to complete VA3 Phase 1B and the related portion of the infrastructure building, and expects to complete construction in the first quarter of 2019.

Washington D.C. – CoreSite had 24,563 square feet of turn-key data center capacity under construction at DC2. As of the end of the third quarter, CoreSite had spent $16.7 million of the estimated $22.0 million required to complete the project, and expects to complete development in the fourth quarter of 2018.

Santa Clara – CoreSite had 58,000 square feet of turn-key data center capacity under construction which represents the first phase of SV8. As of September 30, 2018, CoreSite had incurred $25.3 million of the estimated $127.0 million required to complete this phase of development and expects to complete construction in the third quarter of 2019.

Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	4

Quarter Ended September 30, 2018

Balance Sheet and Liquidity

As of September 30, 2018, CoreSite had net principal debt outstanding of $1,074.2 million, correlating to 3.6 times third-quarter annualized adjusted EBITDA.

As of the end of the third quarter, CoreSite had $295.9 million of total liquidity, consisting of available cash and capacity on its revolving credit facility.

Dividend

On August 31, 2018, CoreSite announced a dividend of $1.03 per share of common stock and common stock equivalents for the third quarter of 2018. The third-quarter dividend was paid on October 15, 2018, to shareholders of record on September 28, 2018.

2018 Guidance

CoreSite is maintaining its 2018 guidance of net income attributable to common shares in the range of $2.12 to $2.20 per diluted share. In addition, CoreSite is maintaining its guidance of FFO per diluted share and unit in the range of $5.00 to $5.08, with the difference between net income and FFO being real estate depreciation and amortization.

This outlook is based on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed.

Upcoming Conferences and Events

CoreSite management will participate in Nareit’s REITWorld Annual Conference from November 7-9, 2018, at the San Francisco Marriott Marquis in San Francisco, CA.

Conference Call Details

CoreSite will host a conference call on October 25, 2018, at 12:00 p.m., Eastern Time (10:00 a.m., Mountain Time), to discuss its financial results, current business trends and market conditions.

The call will be accessible by dialing +1-877-407-3982 (domestic) or +1-201-493-6780 (international). A replay will be available until November 8, 2018, and can be accessed shortly after the call by dialing + 1-844-512-2921 (domestic) or + 1-412-317-6671 (international). The passcode for the replay is 13683401.

Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” link. The on-line replay will be available for a limited time beginning immediately following the call.

Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	5

Quarter Ended September 30, 2018

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Jeff Finnin

Chief Financial Officer

+1 303.222.7276
InvestorRelations@CoreSite.com

Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	6

Quarter Ended September 30, 2018

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s ability to service existing debt; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission.

Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	7

Company Profile

CoreSite delivers secure, reliable, high-performance data center and cloud and network interconnection solutions to a growing customer ecosystem at 21 operating data centers across eight key North American Markets.

SILICON VALLEY
SV1 SV2 SV3
SV4 SV5 SV6
SV7 SV8*
LOS ANGELES
LA1 LA2 LA3*
DENVER
HQ DE1 DE2
CHICAGO
CH1 CH2*
BOSTON
BO1
NEW YORK
NY1 NY2
N VIRGINIA/DC
VA1 VA2 VA3*
DC1 DC2*
MIAMI
MI1
*Under construction / vacant land

Cloud Services Availability

- The CoreSite Open Cloud Exchange®
- AWS Direct Connect
- Alibaba Cloud
- Google Cloud Platform
- IBM Cloud Direct Link
- Microsoft Azure ExpressRoute

Secure, Reliable and Compliant		Scalable
•	100% uptime Service Level Agreement guarantees our reliability commitment to customer applications	•	Serving customer requirements from half cabinet to full buildings
•	Physical security standards and rigorous internal security training enable compliance with regulatory requirements	•	21 operating data centers in eight of the largest commercial and data center markets in the United States, with four more buildings in various stages of development
•	Consistent compliance across all properties	•

Ability to increase occupied data center footprint on land and buildings currently owned and under contract, including current space unoccupied, under construction and held for development, by approximately 2.0 million NRSF, or 91% of currently occupied space

• SOC 1 & SOC 2 Type 2 reviews
• ISO 27001 certified
• Payment Card Industry Data Security Standard compliant
• HIPAA validation
High-Performance Interconnection		High-Quality Customer Experience

•	Cloud-enabled, network-rich data center buildings and campuses	•	450+ professionals with dedicated industry expertise supporting over 1,350 customers
•	Over 450 network service providers supported by robust interconnection services to key public clouds	•	Experienced and committed operations, facilities and security personnel
•	27,000+ interconnections	•	24/7 customer support and remote hands
•	Enabling enterprises with support ecosystems	•	Dedicated implementation resources to ensure a successful onboarding process

Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	8

Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	Growth %	September 30,	September 30,	Growth %
Summary of Results	2018	2018	2017	Y/Y	2018	2017	Y/Y
GAAP Financial Measures
Operating revenues	$139,180	$136,447	$123,068	13.1%	$405,246	$355,875	13.9%
Net income	25,020	27,279	24,288	3.0	80,865	73,483	10.0
Net income attributable to common shares	18,600	19,389	15,758	18.0	58,291	47,693	22.2
Net income attributable to common shares per share - diluted	$0.52	$0.57	$0.46	13.0	$1.68	$1.40	20.0

REIT Financial Measures
Funds from operations (FFO) to shares and units	$59,948	$61,524	$52,931	13.3%	$182,470	$159,865	14.1%
Adjusted funds from operations (AFFO)	57,700	56,777	48,336	19.4	171,522	140,135	22.4
EBITDAre	70,737	71,661	62,876	12.5	212,511	187,767	13.2
Adjusted EBITDA	73,792	74,873	65,250	13.1	221,543	194,451	13.9
FFO per common share and OP unit - diluted	$1.25	$1.28	$1.10	13.6	$3.80	$3.34	13.8

	As of
	September 30,		June 30,		March 31,		December 31,		September 30,
	2018		2018		2018		2017		2017

Dividend Activity
Dividends declared per share and OP unit	$1.03		$1.03		$0.98		$0.98		$0.90
TTM FFO payout ratio	82.6%		82.3%		82.6%		81.0%		77.4%
TTM AFFO payout ratio(1)	90.0%		91.0%		93.9%		93.4%		90.2%

Operating Portfolio Statistics
Operating data center properties	21		21		20		20		20
Stabilized data center NRSF	2,318,220		2,241,335		2,164,778		2,067,257		2,025,594
Stabilized data center NRSF occupied	2,141,455		2,084,852		2,021,268		1,951,491		1,891,014
Stabilized data center % occupied	92.4%		93.0%		93.4%		94.4%		93.4%

Turn-Key Data Center ("TKD") Same-Store Statistics
MRR per cabinet equivalent	$1,513		$1,483		$1,458		$1,446		$1,414
TKD NRSF % occupied	90.1%		89.9%		89.1%		88.7%		85.2%

Market Capitalization, Principal Debt & Preferred Stock
Total enterprise value	$6,445,083		$6,388,352		$5,832,403		$6,420,488		$6,288,910
Total principal debt outstanding	$1,079,500		$1,036,964		$991,500		$944,500		$794,000
Total principal debt and preferred stock outstanding(2)	$1,079,500		$1,036,964		$991,500		$944,500		$909,000

Net Principal Debt to:
Annualized adjusted EBITDA	3.6	x	3.5	x	3.4	x	3.4	x	3.0	x
Enterprise value	16.7%		16.2%		16.9%		14.6%		12.6%

Net Principal Debt & Preferred Stock(2) to:
Annualized adjusted EBITDA	3.6	x	3.5	x	3.4	x	3.4	x	3.5	x
Enterprise value	16.7%		16.2%		16.9%		14.6%		14.4%

(1)

The TTM AFFO payout ratio included $10.0 million, $10.3 million, $13.1 million, $11.9 million, and $3.3 million as of September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017, respectively, of recurring capital expenditures associated with replacing our chiller plant at LA2 which has generated a significant return on investment.

(2)	On December 12, 2017 we redeemed our preferred stock at par value plus accrued dividends.

Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	9

Consolidated Balance Sheets

(in thousands, except per share data)

	September 30,	December 31,
	2018	2017 (1)
Assets:
Investments in real estate:
Land	$97,636	$97,258
Buildings and improvements	1,701,832	1,561,056
	1,799,468	1,658,314
Less: Accumulated depreciation and amortization	(560,650)	(473,141)
Net investment in operating properties	1,238,818	1,185,173
Construction in progress	199,776	162,903
Net investments in real estate	1,438,594	1,348,076
Operating lease right-of-use assets	194,732	92,984
Cash and cash equivalents	5,306	5,247
Accounts and other receivables, net	24,458	28,875
Lease intangibles, net	7,578	6,314
Goodwill	40,646	40,646
Other assets, net	106,906	103,501
Total assets	$1,818,220	$1,625,643

Liabilities and equity:
Liabilities
Debt, net	$1,073,479	$939,570
Operating lease liabilities	204,424	102,912
Accounts payable and accrued expenses	88,232	77,170
Accrued dividends and distributions	51,840	48,976
Acquired below-market lease contracts, net	2,954	3,504
Unearned revenue, prepaid rent and other liabilities	33,666	34,867
Total liabilities	1,454,595	1,206,999

Stockholders' equity
Common stock, par value $0.01	363	338
Additional paid-in capital	487,848	457,495
Accumulated other comprehensive income	1,758	753
Distributions in excess of net income	(226,184)	(177,566)
Total stockholders' equity	263,785	281,020
Noncontrolling interests	99,840	137,624
Total equity	363,625	418,644
Total liabilities and equity	$1,818,220	$1,625,643

(1)

Adoption of the new lease accounting  standard required that we adjust the consolidated balance sheet as of December 31, 2017, to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See our SEC filings for additional information.

Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	10

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$118,590	$116,147	$103,952	$344,745	$300,932
Interconnection revenue	17,701	17,422	16,201	51,683	46,038
Total data center revenue	136,291	133,569	120,153	396,428	346,970
Office, light-industrial and other revenue	2,889	2,878	2,915	8,818	8,905
Total operating revenues	139,180	136,447	123,068	405,246	355,875

Operating expenses:
Property operating and maintenance	41,161	37,861	37,091	112,870	98,098
Real estate taxes and insurance	4,699	4,693	2,622	14,329	10,950
Depreciation and amortization	36,264	35,558	32,077	105,598	96,622
Sales and marketing	5,180	5,369	4,643	15,629	13,560
General and administrative	10,074	10,297	9,759	29,556	27,391
Rent	7,329	6,547	6,077	20,276	17,970
Transaction costs	—	19	—	75	139
Total operating expenses	104,707	100,344	92,269	298,333	264,730
Operating income	34,473	36,103	30,799	106,913	91,145
Interest expense	(9,433)	(8,907)	(6,447)	(26,078)	(17,512)
Income before income taxes	25,040	27,196	24,352	80,835	73,633
Income tax (expense) benefit	(20)	83	(64)	30	(150)
Net income	25,020	27,279	24,288	80,865	73,483
Net income attributable to noncontrolling interests	6,420	7,890	6,446	22,574	19,537
Net income attributable to CoreSite Realty Corporation	18,600	19,389	17,842	58,291	53,946
Preferred stock dividends	—	—	(2,084)	—	(6,253)
Net income attributable to common shares	$18,600	$19,389	$15,758	$58,291	$47,693

Net income per share attributable to common shares:
Basic	$0.52	$0.57	$0.47	$1.69	$1.41
Diluted	$0.52	$0.57	$0.46	$1.68	$1.40

Weighted average common shares outstanding:
Basic	35,512,091	34,049,391	33,878,881	34,504,790	33,758,971
Diluted	35,721,478	34,220,321	34,114,169	34,693,835	34,033,842

(1)

During Q3 2018, the Financial Accounting Standards Board (“FASB”) issued updates to the new lease accounting standard. As a result of the updates we have combined data center rental, power, and tenant reimbursements and other revenue into a single line item as shown below:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Rental revenue	$74,321	$74,143	$66,657	$219,497	$195,761
Power revenue	40,967	38,986	35,110	116,356	98,381
Tenant reimbursement and other	3,302	3,018	2,185	8,892	6,790
Rental, power, and related revenue	$118,590	$116,147	$103,952	$344,745	$300,932

Ber 30, 2018
Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	11

Reconciliations of Net Income to FFO, AFFO, EBITDAre and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Net income	$25,020	$27,279	$24,288	$80,865	$73,483
Real estate depreciation and amortization	34,928	34,245	30,727	101,605	92,635
FFO	$59,948	$61,524	$55,015	$182,470	$166,118
Preferred stock dividends	—	—	(2,084)	—	(6,253)
FFO available to common shareholders and OP unit holders	$59,948	$61,524	$52,931	$182,470	$159,865

Weighted average common shares outstanding - diluted	35,721	34,220	34,114	34,694	34,034
Weighted average OP units outstanding - diluted	12,378	13,829	13,838	13,342	13,846
Total weighted average shares and units outstanding - diluted	48,099	48,049	47,952	48,036	47,880

FFO per common share and OP unit - diluted	$1.25	$1.28	$1.10	$3.80	$3.34

Reconciliation of FFO to AFFO

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
FFO available to common shareholders and unit holders	$59,948	$61,524	$52,931	$182,470	$159,865

Adjustments:
Amortization of deferred financing costs	637	553	445	1,756	1,231
Non-cash compensation	3,052	3,186	2,374	8,864	6,545
Non-real estate depreciation	1,336	1,313	1,350	3,993	3,987
Straight-line rent adjustment	61	(1,614)	(777)	(3,003)	(3,734)
Amortization of above and below market leases	(155)	(164)	(177)	(494)	(428)
Recurring capital expenditures(1)	(3,332)	(3,651)	(3,219)	(10,155)	(12,776)
Tenant improvements	(1,422)	(1,456)	(1,252)	(4,315)	(5,298)
Capitalized leasing costs	(2,425)	(2,914)	(3,339)	(7,594)	(9,257)
AFFO available to common shareholders and OP unit holders	$57,700	$56,777	$48,336	$171,522	$140,135

(1) Recurring capital expenditures include $0.2 million and $0.3 million for the three months ended June 30, 2018, and September 30, 2017, respectively, and include $1.4 million and $3.3 million for the nine months ended September 30, 2018, and 2017, respectively, of recurring capital expenditures associated with replacing our chiller plant at LA2 which has generated a significant return on investment.

Reconciliation of Net Income to EBITDAre(1) and Adjusted EBITDA

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Net income	$25,020	$27,279	$24,288	$80,865	$73,483
Adjustments:
Interest expense	9,433	8,907	6,447	26,078	17,512
Income taxes	20	(83)	64	(30)	150
Depreciation and amortization	36,264	35,558	32,077	105,598	96,622
EBITDAre	$70,737	$71,661	$62,876	$212,511	$187,767
Non-cash compensation	3,052	3,186	2,374	8,864	6,545
Transaction costs / litigation	3	26	—	168	139
Adjusted EBITDA	$73,792	$74,873	$65,250	$221,543	$194,451

(1) We have adopted the Nareit definition of EBITDAre, see the appendix for additional information.

Tember
Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	12

Operating Properties

	Data Center Operating NRSF
	Annualized	Stabilized		Pre-Stabilized		Total			Held for
	Rent		Percent		Percent		Percent	NRSF Under	Development
Market / Facilities	($000)(1)	Total	Occupied(2)	Total	Occupied(2)	Total	Occupied(2)	Construction	NRSF	Total NRSF

San Francisco Bay
SV1	$6,363	85,932	85.1%	—	—%	85,932	85.1%	—	—	85,932
SV2	8,162	76,676	91.0	—	—	76,676	91.0	—	—	76,676
Santa Clara campus	75,524	615,500	98.4	—	—	615,500	98.4	58,000	117,000	790,500
San Francisco Bay Total	90,049	778,108	96.2	—	—	778,108	96.2	58,000	117,000	953,108

Los Angeles
One Wilshire campus
LA1*	30,660	145,776	95.1	—	—	145,776	95.1	—	27,590	173,366
LA2	42,439	356,774	90.7	39,925	—	396,699	81.6	28,191	—	424,890
LA3	—	—	—	—	—	—	—	—	180,000	180,000
LA4*	1,549	21,850	84.0	—	—	21,850	84.0	—	—	21,850
Los Angeles Total(3)	74,648	524,400	91.7	39,925	—	564,325	85.2	28,191	207,590	800,106

Northern Virginia
VA1	28,077	198,632	87.9	3,087	—	201,719	86.6	—	—	201,719
VA2	20,134	188,446	93.7	—	—	188,446	93.7	—	—	188,446
VA3	1,041	52,758	100.0	26,413	0.4	79,171	66.8	—	—	79,171
DC1*	3,139	22,137	75.2	—	—	22,137	75.2	—	—	22,137
DC2*	—	—	—	—	—	—	—	24,563	—	24,563
Reston Campus Expansion(4)	—	—	—	—	—	—	—	49,837	811,138	860,975
Northern Virginia Total	52,391	461,973	91.1	29,500	0.4	491,473	85.6	74,400	811,138	1,377,011

New York
NY1*	5,909	48,404	81.5	—	—	48,404	81.5	—	—	48,404
NY2	14,237	101,742	86.8	18,121	—	119,863	73.7	—	116,388	236,251
New York Total	20,146	150,146	85.1	18,121	—	168,267	75.9	—	116,388	284,655

Chicago
CH1	19,201	178,407	89.9	—	—	178,407	89.9	—	—	178,407
CH2	—	—	—	—	—	—	—	—	175,000	175,000
Chicago Total	19,201	178,407	89.9	—	—	178,407	89.9	—	175,000	353,407

Boston
BO1	19,129	180,057	97.1	13,735	16.9	193,792	91.4	—	59,884	253,676

Denver
DE1*	3,877	9,813	98.1	19,971	27.6	29,784	50.9	—	—	29,784
DE2*	469	5,140	95.1	—	—	5,140	95.1	—	—	5,140
Denver Total	4,346	14,953	97.1	19,971	27.6	34,924	57.4	—	—	34,924

Miami
MI1	1,063	30,176	47.7	—	—	30,176	47.7	—	13,154	43,330
Total Data Center Facilities	$280,973	2,318,220	92.4%	121,252	6.6%	2,439,472	88.1%	160,591	1,500,154	4,100,217

Office & Light-Industrial	8,219	361,575	77.9	—	—	361,575	77.9	—	—	361,575
Reston Office & Light-Industrial(4)	1,951	136,421	100.0	—	—	136,421	100.0	—	(136,421)	—

Total Portfolio	$291,143	2,816,216	90.9%	121,252	6.6%	2,937,468	87.4%	160,591	1,363,733	4,461,792

* Indicates properties in which we hold a leasehold interest.

(1)

On a gross basis, our total portfolio annualized rent was approximately $297.3 million as of September 30, 2018, which includes $6.2 million in operating expense reimbursements under modified gross and triple-net leases.

(2)	Includes customer leases that have commenced as of September 30, 2018. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	93.4%	16.7%	89.5%
Total Portfolio	92.2%	16.7%	89.1%

(3)

On April 20, 2018, we acquired U.S. Colo, a carrier-neutral, network-dense colocation provider, located in Los Angeles, California, for a purchase price of $6.3 million, net of previously accrued legal expense. In connection with the U.S. Colo acquisition, we assumed a leasehold interest of 6,723 NRSF at our existing LA1 facility, which is included as part of the total NRSF at our LA1 operating property. We also assumed a leasehold interest of 21,850 NRSF at a nearby colocation data center facility, which we refer to as LA4. In addition, on June 30, 2018, we expanded our leasehold interest at our LA1 facility by leasing an additional 17,238 NRSF, which we plan to develop into turn-key data center space, and which is currently held for development.

(4)	Included with our Reston Campus Expansion held for development space is 136,421 NRSF which is currently operating as office and light-industrial space.

See Appendix for definitions.

Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	13

Leasing Statistics

Data Center Leasing Activity

			GAAP			GAAP
	Leasing	Number	Annualized		Total	Annualized		Rental	Cash	GAAP
	Activity	of	Rent		Leased	Rent per		Churn	Rent	Rent
	Period	Leases(1)	($000)		NRSF	Leased NRSF		Rate	Growth	Growth

New / expansion leases commenced	YTD 2018	401	$28,584	(2)	152,150	$180	(2)
	Q3 2018	127	5,869		36,576	160
	Q2 2018	145	6,531		33,938	192
	Q1 2018	129	16,184	(2)	81,636	184	(2)
	Q4 2017	126	8,219		52,221	157
	Q3 2017	122	8,855		21,617	410	(3)

New / expansion leases signed	YTD 2018	399	$23,476	(2)	125,991	$196	(2)
	Q3 2018	120	6,057		31,330	193
	Q2 2018	143	10,352	(2)	65,037	178	(2)
	Q1 2018	136	7,067		29,624	239
	Q4 2017	128	7,219		41,521	174
	Q3 2017	103	10,099		40,842	247	(3)

Renewal leases signed	YTD 2018	831	$54,048		344,944	$157		5.7%	3.9%	7.7%
	Q3 2018	300	16,192		97,682	166		2.5	3.2	5.8
	Q2 2018 (4)	288	17,643		128,386	137		1.3	2.6	5.4
	Q1 2018	243	20,213		118,876	170		1.9	5.6	11.5
	Q4 2017	241	11,156		78,577	142		0.5	3.5	6.2
	Q3 2017	280	14,370		80,818	178		1.4	5.5	10.9

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)

During Q2 2017, we signed a customer lease that commenced in Q1 2018, which included contractual payments to reserve dedicated expansion space. The contractual reservation payments were included within GAAP annualized rent, but were excluded in calculating the GAAP annualized rent per leased NRSF rate. During Q2 2018, the customer exercised its option to expand into the reserved expansion space. The Q2 2018 GAAP annualized rent signed includes only the incremental contractual payments; however, the rent per leased NRSF rate includes the entire GAAP annualized rent amount.

(3)	During Q3 2017, we signed and commenced a highly dense capacity expansion at our Santa Clara campus.
(4)	The previously reported results have been modified to correct a customer renewal at LA1 which occurred during the third quarter of 2018, but was originally reported during the second quarter of 2018.

New / Expansion Leases Signed by Deployment Size by Period

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017
GAAP Annualized Rent ($000)
Core Retail Colocation
< 1,000 NRSF	$2,971	$3,912	$2,657	$3,521	$2,180
1,000 - 5,000 NRSF	2,117	1,825	1,829	2,053	2,001
Total Core Retail Colocation	$5,088	$5,737	$4,486	$5,574	$4,181
Scale Colocation
> 5,000 NRSF	969	4,615	2,581	1,645	5,918
Total GAAP Annualized Rent	$6,057	$10,352	$7,067	$7,219	$10,099

MRR per Cabinet Equivalent Billed (TKD Same-Store)

Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	14

Leasing Statistics

Lease Distribution (total portfolio, including total data center and office and light-industrial “OLI”)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of Total
	of	of All	NRSF of	Operating	Rent	Annualized
NRSF Under Lease	Leases	Leases	Leases	NRSF	($000)	Rent
Unoccupied data center	—	—%	290,059	9.9%	$—	—%
Unoccupied OLI	—	—	79,896	2.7	—	—
Data center NRSF:
5,000 or less	2,327	91.6	798,809	27.2	136,978	47.1
5,001 - 10,000	36	1.5	237,452	8.1	34,987	12.0
10,001 - 25,000	24	0.9	373,608	12.8	49,688	17.1
Greater than 25,000	6	0.2	250,458	8.5	42,322	14.5
Powered shell	16	0.6	489,086	16.6	16,998	5.8
OLI	132	5.2	418,100	14.2	10,170	3.5
Portfolio Total	2,541	100.0%	2,937,468	100.0%	$291,143	100.0%

Lease Expirations (total portfolio, including total data center and office and light-industrial “OLI”)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of Total	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)	Rent	NRSF	($000)(2)	Expiration
Unoccupied data center	—	290,059	9.9%	$—	—%	$—	$—	$—
Unoccupied OLI	—	79,896	2.7	—	—	—	—	—
2018	327	168,429	5.7	32,499	11.1	193	32,300	192
2019	1,338	609,786	20.8	87,926	30.2	144	88,949	146
2020	327	316,881	10.8	50,856	17.5	160	52,580	166
2021	255	197,274	6.7	28,524	9.8	145	31,261	158
2022	88	216,180	7.4	26,064	9.0	121	28,759	133
2023 - Thereafter	74	640,863	21.8	55,104	18.9	86	71,421	111
OLI (3)	132	418,100	14.2	10,170	3.5	24	10,769	26
Portfolio Total / Weighted Average	2,541	2,937,468	100.0%	$291,143	100.0%	$113	$316,039	$123

(1)

Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

Represents the final monthly contractual rent under existing customer leases as of September 30, 2018, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursements, power revenue and interconnection revenue. Leases expiring during 2018 include annualized rent of $15.0 million associated with lease terms currently on a month-to-month basis.

(3)	The office and light-industrial leases are scheduled to expire as follows:

	NRSF of	Annualized
	Expiring	Rent
Year	Leases	($000)
2018	22,129	$415
2019	35,211	979
2020	69,708	1,309
2021	39,062	1,237
2022	69,578	1,222
2023 - Thereafter	182,412	5,007
Total OLI	418,100	$10,170

Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	15

Geographic and Vertical Diversification

Geographical Diversification

Percentage of Total Data
Metropolitan Market	Center Annualized Rent
San Francisco Bay	32.0%
Los Angeles	26.6
Northern Virginia	18.6
New York	7.2
Chicago	6.8
Boston	6.8
Denver	1.6
Miami	0.4
Total	100.0%

Vertical Diversification

Percentage of Total Data
Vertical	Center Annualized Rent
Enterprise	49.4%
Cloud	26.7
Network	23.9
Total	100.0%

Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	16

10 Largest Customers

10 Largest Customers (total portfolio, including data center and office and light-industrial “OLI”)

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of Total	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	CoreSite Vertical	Customer Industry	Locations	NRSF	NRSF(1)	($000)	Rent(2)	Months(3)
1	Enterprise	Travel / Hospitality	3	90,335	3.1%	$18,622	6.4%	24
2	Cloud	Public Cloud	6	92,655	3.1	18,032	6.2	89
3	Cloud	Public Cloud	11	296,099	10.1	17,164	5.9	62
4	Cloud	Public Cloud	3	119,155	4.0	12,174	4.2	55
5	Enterprise	SI & MSP	3	63,508	2.2	8,917	3.1	15
6	Enterprise	Digital Content	6	89,781	3.1	8,627	3.0	41
7	Enterprise	SI & MSP	2	23,153	0.8	5,648	1.9	14
8	Network	Global Carrier	6	28,865	1.0	5,406	1.8	8
9	Enterprise	Software	1	30,453	1.0	4,466	1.5	1
10	Enterprise	Colocation / Reseller	4	35,451	1.2	4,413	1.5	15
	Total / Weighted Average			869,455	29.6%	$103,469	35.5%	43

(1)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio as of September 30, 2018.
(2)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of September 30, 2018.
(3)	Weighted average based on percentage of total annualized rent expiring calculated as of September 30, 2018.

Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	17

Capital Expenditures and Completed

Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Data center expansion(1)	$60,276	$59,726	$44,977	$45,518	$46,282
Non-recurring investments(2)	1,737	1,710	1,577	2,679	2,960
Tenant improvements	1,422	1,456	1,437	1,466	1,252
Recurring capital expenditures(3)	3,332	3,651	3,172	10,949	3,219
Total capital expenditures	$66,767	$66,543	$51,163	$60,612	$53,713

Repairs and maintenance expense(4)	$3,853	$4,037	$3,158	$3,682	$4,476

(1)

Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital. During the three months ended September 30, 2017, we incurred $12.2 million to acquire a two acre land parcel adjacent to our existing Santa Clara campus, which we refer to as SV8. During the three months ended March 31, 2018, we incurred $4.5 million to acquire a two acre land parcel located in Chicago, Illinois, which we refer to as CH2. During the three months ended June 30, 2018 we incurred $6.3 million, net of previously accrued legal expense, to acquire U.S. Colo, a carrier-neutral, network-dense colocation provider, located in Los Angeles, CA.

(2)

Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades, which have a future economic benefit.

(3)

Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit. During the three months ended June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017, we incurred $0.2 million, $1.2 million, $8.6 million, and $0.3 million, respectively, or $13.3 million in aggregate, associated with replacing our chiller plants at LA2 which has generated a significant return on investment.

(4)

Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statements of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

	Metropolitan				Cost Per	Percent	Percent
Projects / Facilities	Market	Completion	NRSF	Cost(1)	NRSF	Leased(2)	Occupied
DE1	Denver	Q3 2017	4,341	$6,206	$1,430	72.7%	72.7%
BO1	Boston	Q4 2017	13,735	7,000	510	62.3	16.9
VA1	Northern Virginia	Q4 2017	3,087	1,263	409	—	—
LA2	Los Angeles	Q1 2018	39,925	12,122	304	11.7	—
VA3 Phase 1A	Northern Virginia	Q1 2018	26,413	24,289	920	2.4	0.4
DE1	Denver	Q2 2018	15,630	7,581	485	20.3	15.1
NY2	New York	Q2 2018	18,121	13,407	740	—	—
Total completed pre-stabilized			121,252	$71,868	$593	16.7%	6.6%

(1)

Cost includes capital expenditures related to the specific project / phase and, for NY2 and VA3 Phase 1A, also includes allocations of capital expenditures related to land and building shell that were incurred  at the beginning of the overall project.

(2)	Includes customer leases that have been signed as of September 30, 2018, but have not commenced. The percent leased is determined based on leased NRSF as a proportion of total pre-stabilized NRSF.

30, 2018
Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	18

Development Summary

(in thousands, except NRSF)

	Under Construction(1)					Held for Development(1)
			Costs			Estimated
	Estimated		Incurred to-	Estimated	Percent			Power
Projects/Facilities	Completion	NRSF	Date	Total	Leased	NRSF	Total Cost	(Megawatts)

Data center expansion
BO1	—	—	$—	$—	—%	59,884	$32,200	4.5
DC2	Q4 2018	24,563	16,730	22,000	—	—	—	—
LA1(2)	—	—	—	—	—	27,590	11,250	2.0
LA2	Q2 2019	28,191	433	21,000	100.0	—	—	—
MI1	—	—	—	—	—	13,154	7,500	1.0
NY2 Phase 3-4	—	—	—	—	—	69,177	51,000	7.0
NY2 Phase 5	—	—	—	—	—	47,211	35,000	5.0
Total		52,754	$17,163	$43,000	53.4%	217,016	$136,950	19.5
Deferred expansion capital		—	1,541	1,800	—	—	30,000 - 40,000	—
Total data center expansion		52,754	$18,704	$44,800	53.4%	217,016	$166,950 - 176,950	19.5

New development
CH2	—	—	$—	$—	—%	175,000	$190,000 - 210,000	18.0
LA3	—	—	—	—	—	180,000	190,000 - 210,000	18.0
SV8	Q3 2019	58,000	25,267	127,000	—	117,000	60,000 - 80,000	12.0
VA3
Phase 1B & C(3)	Q1 2019	49,837	56,735	110,000	—	49,837	25,000 - 35,000	6.0
Future Phases(4)	—	—	—	—	—	761,301	770,000 - 850,000	98.0
Total new development		107,837	$82,002	$237,000	—%	1,283,138	$1,235,000 - 1,385,000	152.0

Total development(5)		160,591	$100,706	$281,800	17.6%	1,500,154	$1,401,950 - 1,561,950	171.5

(1)

These estimates are based on our current construction plans and expectations regarding entitlements. These estimates are subject to change based on current economic conditions, final zoning approvals, and the supply and demand dynamics of the market. The estimated NRSF for new development projects is based on the entire building size and NRSF placed into service may change depending on the final construction and utilization of the built space.

(2)

On June 30, 2018, we executed an amendment to our LA1 lease to extend the term and, among other things, expand our premises by an additional 17,238 NRSF. The 17,238 NRSF is currently held for development and we plan to develop into turn-key data center space.

(3)

As part of VA3 Phase 1B, we will build the shell of an 80,000 NRSF, 12 megawatt building, and a 77,000 NRSF centralized infrastructure building which will serve the entire VA3 property. Upon completion of VA3 Phase 1B, we will deliver 6 megawatts and 49,837 TKD NRSF. The centralized infrastructure building represents approximately $24 million of the estimated Phase 1B cost. The full construction of the 12 megawatt TKD building (Phase 1B and Phase 1C) will cost approximately $1,405 per NRSF, of which 6 megawatts is planned to be delivered with Phase 1C.

(4)

During Q3 2018, our entitlement application for the Reston Campus Expansion was approved, which allows us to build an additional 287,000 NRSF. In total the Reston Campus Expansion project is estimated to deliver approximately 890,000 NRSF of incremental data center capacity (of which 26,413 NRSF was placed into service in Q1 2018 and 49,837 NRSF is under construction) across multiple phases and as existing light-industrial / flex office leases expire and customers vacate. These estimates are subject to change based on current economic conditions and the supply and demand dynamics of the market.

(5)

In addition to new development and incremental capacity in existing core and shell buildings, we have land adjacent to our NY2 facility, in the form of an existing parking lot. By utilizing this land, we believe we can build approximately 100,000 NRSF of data center capacity in Secaucus, New Jersey, upon receipt of necessary entitlements.

30, 2018
Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	19

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or	Market Price /
	Equivalents	Liquidation Value as of	Market Value
	Outstanding	September 30, 2018	Equivalents
Common shares	36,698	$111.14	$4,078,662
Operating partnership units	11,579	111.14	1,286,921
Total equity			5,365,583
Total principal debt outstanding			1,079,500
Total enterprise value			$6,445,083

Net principal debt to enterprise value			16.7%

Debt Summary(1)

			Outstanding as of:
		Maturity	September 30,	December 31,
Instrument	Rate	Date(2)	2018	2017
Revolving credit facility (3)	3.71%	4/19/2022	$154,500	$169,500
2020 Senior unsecured term loan (4)	3.24	6/24/2020	150,000	150,000
2021 Senior unsecured term loan (3)	3.66	2/2/2021	100,000	100,000
2022 Senior unsecured term loan (4)	3.47	4/19/2022	200,000	200,000
2023 Senior unsecured term loan (4)	3.89	4/19/2023	150,000	—
2023 Senior unsecured notes	4.19	6/15/2023	150,000	150,000
2024 Senior unsecured notes	3.91	4/20/2024	175,000	175,000
Total principal debt outstanding			1,079,500	944,500
Unamortized deferred financing costs			(6,021)	(4,930)
Total debt			$1,073,479	$939,570
Weighted average interest rate	3.72%

Floating rate vs. fixed rate debt			49% / 51%	52% / 48%

(1)	See the filed Form 10-K and 10-Q for information on specific debt instruments.
(2)

In accordance with the amended credit agreement, the maturity date of the revolving credit facility is April 2022, with a one-time extension option, which, if exercised, would extend the maturity date to April 2023.

(3)	The revolving credit facility and 2021 senior unsecured term loan interest rates are based on 1-month LIBOR at September 30, 2018, plus applicable spread.
(4)	The interest rates for the 2020, 2022, and 2023 senior unsecured term loans include the impact of interest rate swaps associated with a portion of the outstanding 1-month LIBOR variable rate debt.

Debt Maturities

Ber 30
Quarter Ended September, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	20

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Interest expense and fees	$10,143	$9,439	$6,840	$27,857	$18,511
Amortization of deferred financing costs	637	553	445	1,756	1,231
Capitalized interest	(1,347)	(1,085)	(838)	(3,535)	(2,230)
Total interest expense	$9,433	$8,907	$6,447	$26,078	$17,512

Percent capitalized	12.5%	10.9%	11.5%	11.9%	11.3%

Debt Covenants

	Revolving Credit Facility and Senior Unsecured Term Loans and Notes
		September 30,		June 30,		March 31,		December 31,		September 30,
	Required Compliance	2018		2018		2018 (1)		2017		2017

Fixed charge coverage ratio(2)	Greater than 1.50x	7.4	x	7.9	x	8.6	x	6.5	x	7.4	x
Total indebtedness to gross asset value	Less than 60%	24.8%		24.3%		26.8%		26.7%		23.8%
Secured debt to gross asset value	Less than 40%	—%		—%		—%		—%		—%

Revolving credit facility availability		$450,000		$450,000		$450,000		$350,000		$350,000
Borrowings outstanding		(154,500)		(111,964)		(66,500)		(169,500)		(19,000)
Outstanding letters of credit		(4,879)		(4,879)		(4,879)		(4,879)		(3,480)
Current availability		$290,621		$333,157		$378,621		$175,621		$327,520

(1)

During April 2018, we amended our credit agreement which increased our revolving credit facility availability by $100 million and we entered into a new five-year $150 million senior unsecured term loan maturing in April 2023, which was used to pay down a portion of the current revolving facility balance. The revolving credit facility availability, borrowings outstanding, and current availability as of March 31, 2018, have been adjusted to reflect these subsequent debt financing transactions.

(2)

During April 2018, we amended our credit agreement which reduced the required compliance on our fixed charge coverage ratio to greater than 1.50x for our revolving credit facility and senior unsecured term loans. During June 2018, we amended our senior unsecured note agreements to incorporate the same changes made within our credit agreement. Prior to these amendments, the required compliance on our fixed charge coverage ratio was greater than 1.70x for our revolving credit facility and senior unsecured term loans and notes.

Ber 30
Quarter Ended September, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	21

Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q3 2018	Annualized
Operating Income	$34,473	$137,892
Adjustments:
Depreciation and amortization	36,264	145,056
General and administrative (includes litigation expenses)	10,074	40,296
Net Operating Income	$80,811	$323,244

Cash Net Operating Income (Cash NOI)
Net Operating Income	$80,811	$323,244
Adjustments:
Straight-line rent	61	244
Amortization of above and below-market leases	(155)	(620)
Cash NOI	$80,717	$322,868

Cash NOI with backlog (89.1% leased)(1)	$83,263	$333,052
Cash stabilized NOI (93% leased)	$86,908	$347,632

Development Projects

Data Center Projects Under Construction
TKD construction in progress(2)	$99,165
Remaining spend(2)	180,835
Total	$280,000

Targeted annual yields	12 - 16%
Annualized pro forma NOI range	$33,600 - 44,800

Deferred Expansion Capital in progress	$1,541
Remaining spend(3)	259
Total	$1,800

Other Assets and Liabilities

Other Assets
Remaining construction in progress(4)	$99,070
Cash and cash equivalents	5,306
Accounts and other receivables	24,458
Other tangible assets	32,584
Total other assets	$161,418

Liabilities
Principal debt	$1,079,500
Accounts payable, accrued expenses and other liabilities	121,898
Accrued dividends and distributions	51,840
Total liabilities	$1,253,238

Weighted average common shares and units - diluted	48,099

(1)	Cash NOI with backlog is adjusted to include one quarter of the cash backlog as of September 30, 2018, less any leasing of currently occupied NRSF and data center projects under development.
(2)	Does not include spend associated with leasing commissions. See page 19 for further breakdown of data center projects under construction.
(3)	Does not include spend associated with future Deferred Expansion Capital.
(4)

Represents the book value of in-progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

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Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	22

2018 Guidance

(in thousands, except per share data)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

Projected per share and OP unit information:		2018			Implied
	Low	High	Mid	2017	Growth(1)
Net income attributable to common shares	$2.12	$2.20	$2.16	$1.84	17.4%
Real estate depreciation and amortization	2.88	2.88	2.88	2.59
Original issuance costs associated with redeemed preferred stock	—	—	—	0.09
FFO, as adjusted	$5.00	$5.08	$5.04	$4.52	11.5%

Projected operating results:
Total operating revenues	$537,000	$547,000	$542,000	$481,821	12.5%
General and administrative expenses	38,000	40,000	39,000	37,548	3.9%

Net Income	$102,124	$105,978	$104,051	100,491	3.5%
Depreciation and amortization	143,985	143,985	143,985	129,251	11.4%
Other adjustments(2)	46,891	48,037	47,464	33,464	41.8%
Adjusted EBITDA	$293,000	$298,000	$295,500	263,206	12.3%

Guidance drivers:
Annual rental churn rate	6.0%	8.0%	7.0%	5.5%
Cash rent growth on data center renewals	3.0%	5.0%	4.0%	3.4%

Capital expenditures:
Data center expansion	$258,000	$273,000	$265,500	$144,410
Non-recurring investments	7,500	12,500	10,000	11,664
Tenant improvements	2,000	7,000	4,500	6,764
Recurring capital expenditures	12,500	17,500	15,000	23,725
Total capital expenditures	$280,000	$310,000	$295,000	$186,563

(1)	Implied growth is based on the midpoint of 2018 guidance.
(2)	Refer to the appendix for the adjustments made to net income to calculate adjusted EBITDA.

The following assumptions are included in CoreSite’s 2018 guidance:

1.	Interconnection revenue growth – CoreSite expects the 2018 growth rate to be between 11% and 14%, correlating to interconnection revenue in the range of $69 - $71 million.
2.

Adjusted EBITDA margin – CoreSite’s guidance for adjusted EBITDA implies adjusted EBITDA margin of approximately 54.5% based on the midpoint of guidance, and revenue flow-through to adjusted EBITDA of approximately 54%.

3.

New accounting standards – CoreSite’s 2018 guidance of FFO per share reflects the company’s adoption of two new accounting standards – revenue recognition and lease accounting, which are cumulatively expected to reduce FFO per share by approximately $0.06, inclusive of the impact from accelerated straight-line rent expense.

4.

GAAP backlog – CoreSite’s projected annualized GAAP rent from signed but not yet commenced leases was $10.2 million as of September 30, 2018. CoreSite expects approximately 35% of the GAAP backlog to commence during the fourth quarter of 2018, with the remainder expected to commence during the first half of 2019.

5.

Capitalized interest – CoreSite expects the percentage of interest capitalized in 2018 to be in the range of 12% - 18%, slightly elevated compared to the 2017 level based on CoreSite’s expectations regarding its development pipeline.

6.	Commencements – CoreSite expects lease commencements of approximately $33 - $35 million in annualized GAAP rent in 2018.

The following assumptions are being provided as part of CoreSite’s preliminary 2019 outlook:

1.	Churn – CoreSite expects elevated churn in the first half of 2019 in the range of 2.0% - 2.5% in each quarter before returning to more normal levels.
2.	Cash rent growth – CoreSite expects 2019 cash rent growth on renewals to be in the range of 2.0% - 4.0%.
3.	Capital expenditures – CoreSite anticipates total capital expenditures in 2019 to be $400 - $450 million, depending upon the timing of final permits and approvals related to our development projects.
4.	Capital markets – CoreSite anticipates accessing the debt markets during 2019 for $350 - $400 million to primarily term out the anticipated balance on its revolving credit facility.

Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	23

Appendix

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other Real Estate Investment Trusts (“REITs”) and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities.  We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO:

1.	Plus: Amortization of deferred financing costs
2.	Plus: Non-cash compensation
3.	Plus: Non-real estate depreciation
4.	Plus: Impairment charges
5.	Plus: Below market debt amortization
6.	Plus: Original issuance costs associated with redeemed preferred stock
7.	Plus/Less: Net straight line rent adjustments (lessor revenue and lessee expense)
8.	Plus/Less: Net amortization of above and below market leases
9.	Less: Recurring capital expenditures
10.	Less: Tenant improvements
11.	Less: Capitalized leasing costs

Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer.

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Annualized Rent

Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

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Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	24

Appendix

Data Center Leasing Metrics

•

Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized rent of data center expired leases terminated in the period, compared with total data center annualized rent at the beginning of the period.

•

Cash and GAAP Rent Growth – represents the increase in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth are calculated based on annualized rent from the renewed data center lease compared to annualized rent from the expired data center lease.

Data Center Net Rentable Square Feet (“NRSF”)

Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

Deferred Expansion Capital

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Data Center Projects Under Construction and Held for Development tables for more detail.

Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDAre and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

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Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	25

Appendix

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by Nareit. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO attributable to common shares and units represents FFO less preferred stock dividends declared during the period.

Our management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

GAAP Annualized Rent

Represents the monthly average contractual rent as stated on customer contracts, multiplied by 12. This amount is inclusive of any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Monthly Recurring Revenue per Cabinet Equivalent Billed

Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue under existing commenced customer leases.  MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25.

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Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	26

Appendix

Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the company’s portfolio. NOI is operating revenues less operating expenses adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs from unsuccessful deals and business combinations and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization.

NRSF Held for Development

Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The data represents management's best estimate of incremental costs based on estimated NRSF and power design and are subject to market conditions and build-out specifications and may vary.

NRSF Under Construction

Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects management’s estimate of engineering drawings and required support space and is subject to change based on final demising of space. TKD estimated development costs include two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

Turn-Key Same-Store

Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2016, at each of our properties, and excludes powered shell data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2016. The turn-key same-store space as of December 31, 2016, is 1,742,985 NRSF.  We track same-store on a computer room basis within each data center facility.

Stabilized and Pre-Stabilized NRSF

Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

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Quarter Ended September 30, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	27